Exhibit 10.18

Executive Officer Compensation Summary

The executive officers of CuraGen Corporation (the “Company”) are: (i) Timothy M. Shannon, M.D., President and Chief Executive Officer; (ii) Sean A. Cassidy, Vice President and Chief Financial Officer; and (iii) Paul M. Finigan, J.D., Executive Vice President, General Counsel and Corporate Secretary.

The compensation structure for executive officers of the Company consists of three components: (i) base salary, (ii) discretionary cash bonuses or stock awards and (iii) annual performance-based non-equity and equity incentive awards under the Company’s Executive Incentive Plan (the “EIP”). Compensation decisions affecting the Company’s executive officers are made on an annual basis by the Compensation Committee of the Company’s Board of Directors (the “Committee”).

In January 2008, the Committee approved target levels for performance-based non-equity and equity incentive awards under the EIP for performance during fiscal year 2008. Achievement of target levels under the EIP is based upon the achievement of corporate performance factors established by the Company’s Board of Directors. For fiscal year 2008, these performance factors include, among other things, continued advancement of the Company’s oncology pipeline, financial performance of the Company, return for stockholders and strategic initiatives. Additional information regarding target levels for fiscal year 2008 non-equity and equity incentive awards under the EIP are provided in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2008.

The Committee did not implement salary increases for any of the executive officers for fiscal 2008 due to recent compensation increases in connection with the promotions and appointments described below. A summary of fiscal 2008 compensation for each executive officer appears below.

Timothy M. Shannon, M.D.

Dr. Shannon’s base salary for 2008 is $375,000. The Committee approved a non-equity incentive target level of 50% of base salary and an equity incentive target level of 200% of base salary for Dr. Shannon under the EIP for fiscal year 2008. These target levels may be increased up to 100% and 400% of base salary, respectively, for exceptional performance.

The Company entered into an amended and restated employment agreement with Dr. Shannon upon his appointment as President and Chief Executive Officer of the Company on September 19, 2007. A copy of this agreement is filed as Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

Sean A. Cassidy

Mr. Cassidy’s base salary for 2008 is $175,000. The Committee approved a non-equity incentive target level of 25% of base salary and an equity incentive target level of 75% of base salary for Mr. Cassidy under the EIP for fiscal year 2008. These target levels may be increased up to 50% and 150% of base salary, respectively, for exceptional performance.

The Company entered into an employment agreement with Mr. Cassidy on December 14, 2007 upon his appointment as Vice President and Chief Financial Officer, which was effective January 1, 2008. A copy of this agreement is filed as Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

Paul M. Finigan, J.D.

Mr. Finigan’s base salary for 2008 is $315,000. In January 2008, the Committee approved a non-equity incentive target level of 35% of base salary and an equity incentive target level of 100% of base salary for Mr. Finigan under the EIP for fiscal year 2008. These target levels above may be increased up to 70% and 200% of base salary, respectively, for exceptional performance.

The Company is a party to an employment agreement with Mr. Finigan dated September 1, 2006, as amended January 24, 2007. This agreement is filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2006 and the amendment to the agreement is filed as Exhibit 10.2 to the Company’s Quarter Report on Form 10-Q filed with the SEC on May 9, 2007. Mr. Finigan was promoted to the position of Executive Vice President and General Counsel on October 1, 2007.